UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2023

TopBuild Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36870	47-3096382
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

475 North Williamson Boulevard Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 304-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On July 26, 2023 (the “Amendment Effective Date”), TopBuild Corp., a Delaware corporation (the “Company”), together with certain of its subsidiaries, Bank of America, N.A., in its capacity of administrative agent for the lenders, and each of the lenders party thereto (the “Lenders”), entered into Amendment No. 4 (the “Amendment”) to the Company’s Amended and Restated Credit Agreement, dated March 20, 2020 (as amended, the “Credit Agreement”).  The Amendment, among other things, (i) increases the Permitted Increase Amount (as defined in the Credit Agreement) from $300.0 million to $850.0 million and (ii) provides for a new $550.0 million delayed draw term loan facility (the “Delayed Draw Term Loan”), the proceeds of which will be used, in part, to finance the Transaction (as defined below), including the payment of related fees and expenses.

The Delayed Draw Term Loan is available in a single drawing to occur no later than October 25, 2024. Once drawn, the Delayed Draw Term Loan will mature on October 7, 2026 and will be subject to the same scheduled amortization payments as the Company’s existing term loan facility under the Credit Agreement.  Borrowings of the Delayed Draw Term Loan bear interest at Term SOFR or the Base Rate (each as defined in Credit Agreement) plus an applicable rate ranging from 1.50% to 3.00% for Term SOFR-based loans and from 0.50% to 2.00% for Base Rate-based loans, depending upon the Company’s consolidated secured leverage ratio.  The Company is required to pay a ticking fee on the undrawn Delayed Draw Term Loan commitments at a per annum rate equal to: (i) 0.175% for the first six-month period after the Amendment Effective Date, (ii) 0.200% for the next successive six-month period, and (iii) 0.250% for next successive three-month period.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the Amendment is incorporated herein by reference into this Item 2.03.

Item 8.01. Other Events.

On July 26, 2023, the Company entered into a definitive agreement to acquire SPI LLC, doing business as Specialty Products & Insulation (the “Transaction”), and issued a press release announcing the agreement on July 27, 2023 (the “Press Release”).  The Transaction is subject to customary closing conditions, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  The Press Release, which is attached as Exhibit 99.1 of this Current Report on Form 8-K, is incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Press release issued by TopBuild Corp., dated July 27, 2023, announcing that it had entered into a definitive agreement to acquire Specialty Products & Insulation.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

	By:	/s/ Robert Kuhns
		Name:	Robert Kuhns
		Title:	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Dated: July 28, 2023

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